    As filed with the Securities and Exchange Commission on June 21, 1999
                                              Registration No. 333-_____________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                                QRS CORPORATION
              (Exact name of issuer as specified in its charter)

             DELAWARE                                      68-0102251
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

               1400 MARINA WAY SOUTH, RICHMOND CALIFORNIA 94804
              (Address of principal executive offices) (Zip Code)

                               -----------------

                                QRS CORPORATION
                     SPECIAL NON-OFFICER STOCK OPTION PLAN
                           (Full title of the plans)

                               -----------------

                                 JOHN S. SIMON
                     CHIEF EXECUTIVE OFFICER AND DIRECTOR
                                QRS CORPORATION
                             1400 MARINA WAY SOUTH
                          RICHMOND, CALIFORNIA 94804
                    (Name and address of agent for service)
                                (510) 215-5000
         (Telephone number, including area code, of agent for service)

                               -----------------

                        CALCULATION OF REGISTRATION FEE


Title of Securities to be Registered    Amount to be     Offering       Aggregate          Amount of
                                        Registered(1)      Price      Offering Price    Registration Fee
                                                         per Share
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
SPECIAL NON-OFFICER STOCK OPTION        150,000 shares     $75.88      $11,382,000         $3,164.20(2)
PLAN
Common Stock, $0.001 par value
                                                         Aggregate Registration Fee        $3,164.20
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Registrant's Special Non-Officer Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on June 14, 1999 as reported by the Nasdaq National Market.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               QRS Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the SEC on March 24, 1999;

        (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 filed with the SEC on May 17, 1999 and as amended on May 19, 1999; and

        (c) The Registrant's Registration Statement on Form 8-A filed with the SEC on June 18, 1993 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF CAPITAL STOCK

               Inapplicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

               Inapplicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

               The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the unlawful payment of dividends or any unlawful stock repurchases or redemptions, as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

               The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its directors and officers.

               The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification to which they are entitled under the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

               Inapplicable.

Item 8.  EXHIBITS


EXHIBIT NUMBER      EXHIBIT
--------------      -------
      4         Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement on Form 8-A, and the
                exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
      5         Opinion of Brobeck, Phleger & Harrison LLP.
     23.1       Consent of Deloitte & Touche LLP, Independent Auditors.
     23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
     24         Power of Attorney. Reference is made to page II-4 of this
                Registration Statement.
     99.1       QRS Corporation Special Non-Officer Stock Option Plan (as
                amended and restated on February 15, 1999).
     99.2*      Form of Notice of Grant of Stock Option.
     99.3*      Form of Stock Option Agreement.
     99.4*      Form of Addendum to Stock Option Agreement (Involuntary
                Termination upon a Corporate Transaction or Change in Control).


    * Exhibits 99.2 through 99.4 are incorporated herein by reference to Exhibits 99.2 through 99.4, respectively, of Registrant's Registration Statement No. 333-66837 on Form S-8 which was filed with the SEC on November 5, 1998.

Item 9.  UNDERTAKINGS.

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement;
(2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Special Non-Officer Stock Option Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in
Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California, on this 18th day of June, 1999.

                                       QRS CORPORATION


                                       By /s/ John S. Simon
                                          ------------------------------------
                                          John S. Simon
                                          Chief Executive Officer and Director


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

               That the undersigned officers and directors of QRS CORPORATION, a Delaware corporation, do hereby constitute and appoint John S. Simon and Peter Papano, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                 Title                                               Date
----------                 -----                                               ----

/s/ John S. Simon
-----------------------    Chief Executive Officer and Director           June 18, 1999
John S. Simon              (Principal Executive Officer)


                                     II-4


Signatures                 Title                                               Date
----------                 -----                                               ----

/s/ Peter Papano
-----------------------    Vice President, Finance, Chief Financial,      June 18, 1999
Peter Papano               Officer and Secretary (Principal Financial
                           and Accounting Officer)

/s/ Peter R. Johnson
-----------------------    Chairman of the Board of Directors             June 18, 1999
Peter R. Johnson

/s/ Tania Amochaev
-----------------------    Director                                       June 18, 1999
Tania Amochaev

/s/ Steven D. Brooks
-----------------------    Director                                       June 18, 1999
Steven D. Brooks

/s/ John P. Dougall
-----------------------    Director                                       June 18, 1999
John P. Dougall

/s/ H. Lynn Hazlett
-----------------------    Director                                       June 18, 1999
H. Lynn Hazlett

/s/ Philip Schlein
-----------------------    Director                                       June 18, 1999
Philip Schlein

/s/ Garth Saloner
-----------------------    Director                                       June 18, 1999
Garth Saloner

/s/ Garen K. Staglin
-----------------------    Director                                       June 18, 1999
Garen K. Staglin


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   EXHIBITS

                                      TO

                                   FORM S-8

                                    UNDER

                            SECURITIES ACT OF 1933


                                QRS CORPORATION

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER            EXHIBIT
  -------           -------
    4           Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement on Form 8-A, and the
                exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
    5           Opinion of Brobeck, Phleger & Harrison LLP.
   23.1         Consent of Deloitte & Touche LLP, Independent Auditors.
   23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
   24           Power of Attorney. Reference is made to page II-4 of this
                Registration Statement.
   99.1         QRS Corporation Special Non-Officer Stock Option Plan (as
                amended and restated on February 15, 1999).
   99.2*        Form of Notice of Grant of Stock Option.
   99.3*        Form of Stock Option Agreement.
   99.4*        Form of Addendum to Stock Option Agreement (Involuntary
                Termination upon a Corporate Transaction or Change in Control).


    * Exhibits 99.2 through 99.4 are incorporated herein by reference to Exhibits 99.2 through 99.4, respectively, of Registrant's Registration Statement No. 333-66837 on Form S-8 which was filed with the SEC on November 5, 1998.